As filed with the Securities and Exchange Commission on January 25, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Family Dollar Stores, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

56-0942963

(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road

Charlotte, North Carolina 28201-1017

(704) 847-6961

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Please send copies of all communications to:

Beth MacDonald, Esq. Divisional Counsel – Securities and Assistant Secretary P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina 28201-1017 (704) 847-6961	Nicolas Grabar, Esq. Cleary Gottlieb Steen & Hamilton, LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered /Proposed Maximum Offering Price Per Unit / Proposed Maximum Offering Price / Amount of Registration Fee
Senior Debt Securities	(1)(2)

(1)	Not applicable pursuant to Instruction II.E. to Form S-3.

(2)	An indeterminate aggregate amount of debt securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fees relating to the registration of debt securities hereby until such fees become payable in connection with an offering of such debt securities.

PROSPECTUS

Family Dollar Stores, Inc.

Senior

Debt Securities

Family Dollar Stores, Inc. from time to time may offer to sell senior debt securities. The senior debt securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We will provide specific terms of these securities and the manner in which we will sell them in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 25, 2011.

We are responsible for the information contained and incorporated by reference in this prospectus, the applicable prospectus supplement, and in any related free-writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to give you any other information, and neither we nor the underwriters take responsibility for any other information that others may give you. This prospectus and the applicable prospectus supplement are an offer to sell only the senior debt securities described herein, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus, the applicable prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since these dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell senior debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the senior debt securities we may offer. Each time we offer the debt securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the senior debt securities being offered at that time. The prospectus supplement also may add, update or change information contained in this prospectus. In this prospectus, “Family Dollar,” “we, “us,” our” and the “Company” each refers to Family Dollar Stores, Inc., unless the context indicates otherwise.

Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may provide such information or add, update or change the information contained in this prospectus by means of (a) post-effective amendment to the registration statement of which this prospectus is a part, (b) filings we make with the SEC that are incorporated by reference into this prospectus or (c) any other method as may then be permitted under applicable law, rules or regulations. To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” and any additional information you may need to make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

This prospectus constitutes part of a registration statement on Form S-3 filed by us under the Securities Act of 1933, or the “Securities Act.” As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

Financial and other information can also be accessed through our website at www.familydollar.com, where we make available, free of charge, copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished, as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. Our website and the information contained therein or connected thereto are not incorporated into this prospectus.

You may obtain a copy of any of our filings, at no cost, by writing or telephoning us at:

Corporate Secretary

Family Dollar Stores, Inc.

P.O Box 1017

Charlotte, NC 28201-1401

(704) 849-7427

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus are forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties including, but not limited to, those listed under the heading “Risk Factors” in of our Annual Report on Form 10-K. These forward-looking statements address, among other things, our plans, activities or events which we expect will or may occur in the future and may include express or implied projections of revenue or expenditures; statements of plans and objectives for future operations, growth or initiatives; statements of future economic performance, including but not limited to, investment and financing plans, net sales, comparable store sales, cost of sales, SG&A expenses, earnings per diluted share, dividends and share repurchases; or statements regarding the outcome or impact of pending or threatened litigation. These forward-looking statements may be identified by the use of the words “believe,” “plan,” “estimate,” “expect,” “anticipate,” “probably,” “should,” “project,” “intend,” “continue,” and other similar terms and expressions. Various risks, uncertainties and other factors may cause our actual results to differ materially from those expressed or implied in any forward-looking statements. Factors, uncertainties and risks that may result in actual results differing from such forward-looking information include, but are not limited to, those discussed throughout this prospectus, or in other filings or statements made by us. All of the forward-looking statements in this prospectus and other documents or statements are qualified by these and other factors, risks and uncertainties.

Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including, without limitation, those stated in our SEC reports incorporated in this prospectus by reference or as stated in a prospectus supplement to this prospectus under the caption “Risk Factors.”

You should not place undue reliance on the forward-looking statements included in this prospectus. We assume no obligation to update any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in our other reports and documents filed with the SEC.

INCORPORATION BY REFERENCE

This prospectus “incorporates by reference” information that we have filed with the SEC under the Securities Exchange Act of 1934, or the “Exchange Act.” This means that we are disclosing important information to you by referring you to those documents. Information contained in any document subsequently filed with the SEC, to the extent it modifies information in this prospectus or in any document incorporated by reference in this prospectus, will automatically update and supersede the information originally included in this prospectus or any document incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC:

•	our Annual Report on Form 10-K for the year ended August 28, 2010, filed with the SEC on October 26, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended November 27, 2010, filed with the SEC on January 5, 2011; and

•	our Current Reports on Form 8-K dated September 10, 2010, September 29, 2010 (other than Item 2.02), October 6, 2010, October 15, 2010, November 17, 2010, and January 25, 2011.

All documents that we will subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed incorporated by reference into this prospectus. We will not incorporate by reference into this prospectus any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we furnish to the SEC after the date of this prospectus, unless and only to the extent specified in that report.

FAMILY DOLLAR STORES, INC.

We operate a chain of more than 6,800 general merchandise retail discount stores in 44 states, providing primarily low- and middle-income consumers with a selection of competitively priced merchandise in convenient neighborhood stores. Our merchandise assortment includes consumables, home products, apparel and accessories, and seasonal and electronics. We sell merchandise at prices that generally range from less than $1 to $10.

We opened our first Family Dollar store in Charlotte, North Carolina, in 1959. In subsequent years, we opened additional stores and organized separate corporations to operate these stores. Family Dollar Stores, Inc. was incorporated in Delaware in 1969, and all then-existing corporate entities became its wholly-owned subsidiaries.

We are a Delaware corporation, with executive offices located at 10401 Monroe Road, Matthews, North Carolina, 28105. Our telephone number is (704) 847-6961.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the proceeds from the sale of the debt securities described in this prospectus for general corporate purposes, which may include, but are not limited to: repurchasing our common stock; funding capital expenditures; refunding, repurchasing or retiring upon maturity or redeeming our existing debt; financing working capital needs; and funding acquisitions. When a particular series of debt securities is offered, the accompanying prospectus supplement will set forth our intended use for the net proceeds received from the sale of those specific debt securities. Pending application for specific purposes, the net proceeds may be invested in cash and cash equivalents and marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

	Quarter Ended November 27, 2010	Fiscal Year
		2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	4.4x	5.2x	4.5x	3.9x	4.3x	3.9x

For purposes of computing the ratios of earnings to fixed charges, “earnings” consist of earnings from continuing operations before income taxes plus fixed charges, excluding capitalized interest. “Fixed charges” consist of interest incurred on indebtedness including capitalized interest, amortization of debt expenses and the portion of rental expense under operating leases deemed to be the equivalent of interest.

DESCRIPTION OF DEBT SECURITIES

We may offer senior unsecured general obligations, which we refer to as the “debt securities” in this prospectus. The debt securities will be issued from time to time under an indenture and applicable supplemental indenture, if any, with respect to any series of debt securities, between us and U.S. Bank National Association, as trustee. The indenture and any supplemental indenture are technical documents with terms that have defined meanings. A prospectus supplement will contain a summary of the indenture and any applicable supplemental indenture. We urge you to read the indenture, any applicable supplemental indenture and the accompanying prospectus supplement describing the particular terms of the debt securities because they, and not this description, define the rights of the debt security holders. The form of indenture is filed as an exhibit to this registration statement.

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms for a particular issuance, which will be described in an accompanying prospectus supplement.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering.

General

The debt securities will be our direct unsecured general obligations and will rank equally with all of our other senior and unsubordinated debt.

Because we are a company that conducts substantially all of its operations through subsidiaries, holders of the debt securities will have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders.

The provisions of the indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.

A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. The terms will be established in an officer’s certificate or a supplemental indenture. The officer’s certificate or supplemental indenture will be signed at the time of issuance and will contain important information. The officer’s certificate or supplemental indenture will be filed as an exhibit to a Current Report on Form 8-K, which will be publicly available. The officer’s certificate or supplemental indenture will include some or all of the following terms for a particular series of debt securities:

•	the title of the securities;

•	any limit on the amount that may be issued;

•	whether or not the debt securities will be issued in global form and who the depositary will be;

•	the maturity date(s);

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the place(s) where payments will be made;

•	our right, if any, to defer payment of interest and the maximum length of any deferral period;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•	the date(s), if any, on which, and the price(s) at which we are obligated to redeem, or at the holder’s option to purchase, such series of debt securities and other related terms and provisions;

•	any provisions granting special rights to holders when a specified event occurs;

•	any events of default or covenants;

•	any special tax implications of the debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and whole multiples of $1,000; and

•	any other terms that are not inconsistent with the indenture.

Rights and Duties of the Trustee

The trustee, except when there is an event of default, will perform only those duties as are specifically stated in the indenture and any supplemental indenture. If an event of default has occurred with respect to any series of debt securities, the trustee must exercise with respect to such debt securities the rights and powers it has under the indenture and any supplemental indenture and use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Except as provided in the preceding sentence, the trustee is not required to exercise any of the powers given it by the indenture and any supplemental indenture at the request of any holder of debt securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties or exercising its rights or powers unless it reasonably believes that it will be repaid or receive adequate indemnity. The trustee will not be deemed to have any notice of any default or event of default unless a responsible officer of the trustee has actual knowledge of or receives written notice of the default which specifies the affected securities and the relevant indenture. Furthermore, the rights and protections of the trustee, including its right of indemnification under the indenture, extend to the trustee’s officers, directors, agents and employees, and will survive the trustee’s resignation and removal.

PLAN OF DISTRIBUTION

Any of the debt securities being offered hereby and any accompanying prospectus supplement may be sold in any one or more of the following ways from time to time:

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to our stockholders; or

•	through a combination of any other method of sale described in the prospectus supplement.

The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may solicit offers to purchase directly. Offers to purchase debt securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If debt securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the debt securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any debt securities in respect of which this prospectus is being delivered, such debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of debt securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such debt securities will be obligated to purchase all such debt securities if any are purchased, unless otherwise indicated in the applicable prospectus supplement.

We may grant to the underwriters options to purchase additional debt securities to cover over-allotments, if any, on the terms and at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto.

If a dealer is used in the sale of any debt securities in respect of which this prospectus is delivered, we will sell such debt securities to the dealer, as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the debt securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

Offers to purchase debt securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. We may also offer debt securities through agents in connection with a distribution to our stockholders of rights to purchase such debt securities. The terms of any such sales will be described in the prospectus supplement relating thereto.

If so indicated in the applicable prospectus supplement, debt securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“Remarketing Firms”) acting as principals for their own accounts or as agents for us. Any Remarketing Firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing Firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the debt securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase debt securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of debt securities pursuant to delayed delivery contracts accepted by us.

Agents, underwriters, dealers and Remarketing Firms may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and Remarketing Firms may be required to make in respect thereof.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under Regulation M and other applicable laws and regulations. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the debt securities in connection with an offering of debt securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of the debt securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the debt securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be a new issue and will have no established trading market. We may elect to list any series of debt securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the debt securities.

Agents, underwriters, dealers and Remarketing Firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

The anticipated date of delivery of debt securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the debt securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton, LLP, New York, New York, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended August 28, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities covered by this Registration Statement.

SEC Registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Rating agency fees		**
Printing expenses		**
Trustee fees and expenses		**
Miscellaneous fees and expenses		**

Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.

**	These fees and expenses will depend upon the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and by-laws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL provides as follows:

“(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

The Certificate of Incorporation and by-laws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the director’s fiduciary duties. The by-laws of the Company provide as follows:

“A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit.”

The registrant has entered into indemnification agreements with each of its directors that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the DGCL. The Company maintains directors’ and officers’ liability insurance.

Item 16.	Exhibits.

*1.1	Underwriting Agreement

4.1	Form of Indenture between Family Dollar Stores, Inc. and U.S. Bank National Association, as trustee

5.1	Opinion of Cleary Gottlieb Steen & Hamilton, LLP as to the validity of the debt securities

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Cleary Gottlieb Steen & Hamilton, LLP (included in Exhibit 5.1)

23.2	Consent of Independent Public Registered Accounting Firm (PricewaterhouseCoopers, LLP)

24.1	Power of Attorney (included in page II-8 of this registration statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the indenture

*	To be filed by amendment or in a Current Report on Form 8-K.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(d)	Provided however, that paragraphs (a), (b) and (c) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Matthews, State of North Carolina, on January 25, 2011.

FAMILY DOLLAR STORES, INC.

By:	/s/ Howard R. Levine
Howard R. Levine
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Family Dollar Stores, Inc. do hereby constitute and appoint Howard R. Levine and James C. Snyder, Jr., or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Howard R. Levine Howard R. Levine	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	January 25, 2011

/s/ Kenneth T. Smith Kenneth T. Smith	Senior Vice President- Chief Financial Officer (Principal Financial Officer)	January 25, 2011

/s/ C. Martin Sowers C. Martin Sowers	Senior Vice President-Finance (Principal Accounting Officer)	January 25, 2011

/s/ Mark R. Bernstein Mark R. Bernstein	Director	January 25, 2011

/s/ Pamela L. Davies Pamela L. Davies	Director	January 25, 2011

/s/ Sharon Allred Decker Sharon Allred Decker	Director	January 25, 2011

/s/ Edward C. Dolby Edward C. Dolby	Director	January 25, 2011

/s/ Glenn A. Eisenberg Glenn A. Eisenberg	Director	January 25, 2011

/s/ George R. Mahoney, Jr. George R. Mahoney, Jr.	Director	January 25, 2011

/s/ James G. Martin James G. Martin	Director	January 25, 2011

/s/ Harvey Morgan Harvey Morgan	Director	January 25, 2011

/s/ Dale C. Pond Dale C. Pond	Director	January 25, 2011

Exhibit Index

*1.1	Underwriting Agreement

4.1	Form of Indenture between Family Dollar Stores, Inc. and U.S. Bank National Association, as trustee

5.1	Opinion of Cleary Gottlieb Steen & Hamilton, LLP as to the validity of the debt securities

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Cleary Gottlieb Steen & Hamilton, LLP (included in Exhibit 5.1)

23.2	Consent of Independent Public Registered Accounting Firm (PricewaterhouseCoopers LLP)

24.1	Power of Attorney (included in page II-8 of this registration statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the indenture

*	To be filed by amendment or in a Current Report on Form 8-K.